UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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Your Vote Counts!

BANK OF AMERICA CORPORATION

2023 Annual Meeting

Vote by April 24, 2023

11:59 PM ET

You invested in BANK OF AMERICA CORPORATION and it’s time to vote!

You have the right to vote on proposals being presented at the Annual Meeting. This is an important notice regarding the availability of proxy material for the shareholder meeting to be held on April 25, 2023.

Get informed before you vote

View the 2023 Notice of Annual Meeting and Proxy Statement, 2022 Annual Report to Shareholders, and proxy card online OR you can receive a free paper or email copy of the material(s) by requesting prior to April 11, 2023. If you would like to request a copy of the material(s) for this and/or future shareholder meetings, you may (1) visit www.proxyvote.com, (2) call 1-800-579-1639 or (3) send an email to sendmaterial@proxyvote.com. If sending an email, please include your control number (indicated below) in the subject line. Unless requested, you will not otherwise receive a paper or email copy.

*	Please check the meeting materials for any special requirements for meeting attendance and how to request special assistance to participate in the meeting.

V1.1

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THIS IS NOT A VOTABLE BALLOT

This is an overview of the proposals being presented at the upcoming shareholder meeting. Please follow the instructions on the reverse side to vote these important matters.

Board
Voting Items		Recommends

1.	Electing Directors

Nominees:

1a.	Sharon L. Allen	For

1b.	José (Joe) E. Almeida	For

1c.	Frank P. Bramble, Sr.	For

1d.	Pierre J. P. de Weck	For

1e.	Arnold W. Donald	For

1f.	Linda P. Hudson	For

1g.	Monica C. Lozano	For

1h.	Brian T. Moynihan	For

1i.	Lionel L. Nowell III	For

1j.	Denise L. Ramos	For

1k.	Clayton S. Rose	For

1l.	Michael D. White	For

1m.	Thomas D. Woods	For

1n.	Maria T. Zuber	For

2.	Approving our executive compensation (an advisory, non-binding “Say on Pay” resolution)	For

3.	A vote on the frequency of future “Say on Pay” resolutions (an advisory, non-binding “Say on Frequency” resolution)	Year

4.	Ratifying the appointment of our independent registered public accounting firm for 2023	For

5.	Amending and restating the Bank of America Corporation Equity Plan	For

6.	Shareholder proposal requesting an independent board chair	Against

7.	Shareholder proposal requesting shareholder ratification of termination pay	Against

8.	Shareholder proposal requesting greenhouse gas reduction targets	Against

9.	Shareholder proposal requesting report on transition planning	Against

10.	Shareholder proposal requesting adoption of policy to cease financing new fossil fuel supplies	Against

11.	Shareholder proposal requesting a racial equity audit	Against

NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

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D97200-P87882